                                                                    Exhibit 5(b)

METLIFE
[VARIABLE PENSION BUILDER(SM)]
INDIVIDUAL RETIREMENT ANNUITY APPLICATION
A VARIABLE INCOME ANNUITY

Please read the accompanying instructions carefully before completing this form.

1  ANNUITANT/OWNER

______________________________________________________    ______________________
First name           Middle initial      Last name        Daytime phone number

______________________________________________________    ______________________
Street address                                            Evening phone number

______________________________________________________    ______________________
City                 State               Zip code         Social Security Number

_______________________________________________
E-Mail Address

Date of Birth (Month/Day/Year)__________________________________

Gender:           [ ] Male       [ ] Female

Marital Status:   [ ] Married    [ ] Unmarried or legally separated

2  BENEFICIARY DESIGNATION

   PRIMARY BENEFICIARY(IES)

     Any payments due will be made to the beneficiary listed below.

     ___________________________________________________________________________
     Name                Relationship     Percentage*     Social Security Number

     ___________________________________________________________________________
     Name                Relationship     Percentage*     Social Security Number

     ___________________________________________________________________________
     Name                Relationship     Percentage*     Social Security Number

         * Percentages must be in whole numbers and total 100%

   CONTINGENT BENEFICIARY(IES)

     ___________________________________________________________________________
     Name                Relationship     Percentage*     Social Security Number

     ___________________________________________________________________________
     Name                Relationship     Percentage*     Social Security Number

     ___________________________________________________________________________
     Name                Relationship     Percentage*     Social Security Number

         *Percentages must be in whole numbers and total 100%


Form G.20396                             [Variable IRA Builder] Application Form

3  CONTRIBUTION INFORMATION

   Please enter the amount you choose to contribute to this benefit. (Initial contribution amount cannot be less than [$5,000] and any subsequent contribution amounts cannot be less than [$500]).

  Monthly payroll deduction amount $______________ (minimum amount is [$5,000])

4  INVESTMENT OBJECTIVE AND CONTRIBUTION ALLOCATION

     Check only one:

     [ ] Conservative
     [ ] Moderate
     [ ] Aggressive

   Indicate the percentage of your contribution that you want allocated to each of the funding options available.

   You may change your allocation at any time. The funding options are listed below by their approximate degree of risk from conservative to aggressive. Note that these allocations will be used when you enroll and will apply to each of your purchases until you make a change.

                      Percentages must be in whole numbers.

--------------------------------------------------------------------------------

                              FIXED INCOME ANNUITY

                            ____% Fixed Income Option

                      [ VARIABLE INCOME ANNUITY PORTFOLIOS

CONSERVATIVE                                       MODERATE TO AGGRESSIVE (CONT'D)
____% Salomon Brothers U.S. Government             ____% MetLife MidCap Stock Index
                                                   ____% Harris Oakmark Focused Value
CONSERVATIVE TO MODERATE                           ____% Neuberger & Berman Partners Mid Cap Value
____% Lehman Brothers(R) Aggregate Bond Index      ____% FI Mid Cap Opportunities
____% PIMCO Total Return                           ____% FI Value Leaders
____% State Street Research Bond Income            ____% State Street Research Large Cap Value
                                                   ____% Met/AIM Mid Cap Core Equity
MODERATE                                           ____% State Street Research Large Cap Growth
____% Salomon Brothers Strategic Bond
      Opportunities
____% State Street Research Diversified            AGGRESSIVE
____% MFS Total Return                             ____% State Street Research Aggressive Growth
____% Neuberger Berman Real Estate                 ____% T. Rowe Price Mid Cap Growth
____% Lord Abbett Bond Debenture                   ____% Loomis Sayles Small Cap
                                                   ____% Russell 2000(R) Index

MODERATE TO AGGRESSIVE                             ____% State Street Research Aurora
____% American Funds Growth - Income               ____% Franklin Templeton Small Cap Growth
____% MetLife Stock Index                          ____% T. Rowe Price Small Cap Growth
____% MFS Investors Trust                          ____% PIMCO PEA Innovation
____% State Street Research Investment Trust       ____% Scudder Global Equity
____% Davis Venture Value                          ____% MFS Research International
____% Harris Oakmark Large Cap Value               ____% Morgan Stanley EAFE(R) Index
____% American Funds Growth                        ____% FI International Stock
____% Janus Aggressive Growth                      ____% American Funds Global Small Capitalization
____% Met/Putnam Voyager                           ____% Met/AIM Small Cap Growth
____% T. Rowe Price Large Cap Growth               ____% Harris Oakmark International]

--------------------------------------------------------------------------------

                        TOTAL ALLOCATION MUST EQUAL 100%


Form G.20396                             [Variable IRA Builder] Application Form
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                                       3


5  ASSUMED INVESTMENT RETURN (AIR)

   The Assumed Investment Return (AIR) is a `benchmark' rate used to initially determine the projected amount of the first variable income payment. The AIR is also a benchmark that is used to calculate the performance of an investment for subsequent variable income payments.

      Check only one

        [  [ ]  3%

           [ ]  4%

           [ ]  5%

           [ ]  6%]

   [(NOTE: The Assumed Investment Return (AIR) will be used to determine the benefit amount of your variable income annuity purchased by each contribution and is compared at the time of each benefit payment against the actual investment returns you achieve, to determine future changes in that amount. If your investment returns exceed your AIR and Separate Account charges, the amount will increase. If your AIR and Separate Account charges are greater than your investment returns, the amount will decrease. Please note that choosing a higher AIR will result in a larger initial amount, but will make future increases more difficult to achieve than if you had chosen a lower AIR. You can change your AIR at the time before you elect to commence your income annuity payments]

6  EXPECTED INCOME START DATE

   Please enter the age at which you expect MetLife to begin making payments to you.

       Expected Income Payment Start Age *________________________
            (*IRS distribution guidelines require that distributions begin no later than April 1 of the calendar year following your attainment of age 70 1/2.)

7  SOURCE OF FUNDS

   Please indicate the source of funds for initial purchase payment:

   A. Rollover from:

         [ ] 401(a)/401(k) Plan

         [ ] 403(a) Plan                           [ ] 403(b) Annuity/Custodial
                                                       Account

         [ ] 408(a) Individual Retirement Account  [ ] 408(b) Individual
                                                       Retirement Annuity

         [ ] 408(k) SEP/SARSEP/IRA                 [ ] 408(p) Simple Retirement
                                                       Account

         [ ] 457(b) Public Employee Eligible Deferred Compensation Plan [must be maintained by State or local governmental employer]

   B. Transfer from:

         [ ] 408(a) Individual Retirement Account  [ ]  408(b) Individual
                                                        Retirement Annuity

         [ ] 408(k) SEP/SARSEP/IRA                 [ ]  408(p) Simple Retirement
                                                        Account [must have
                                                        participated in SIMPLE
                                                        IRA for at least two
                                                        years.]

   C. Other type of Purchase Payment:

         [ ] Other ____________________ (please specify)


Form G.20396                             [Variable IRA Builder] Application Form

8  REPLACEMENT

   (a) Do you have any existing individual life insurance or annuity contracts?
   [ ] Yes [ ] No

   (b) Will the annuity applied for replace one or more existing annuity or life insurance contracts?
   [ ] Yes [ ] No

   [(NOTE: Replacement includes any surrender, loan, withdrawal, lapse, reduction or redirection of payments on an annuity or life insurance contract in connection with this application. If annuitant answers "Yes" in (a) or
   (b), the Representative must complete a MetLife Annuity Replacement Questionnaire.)]

9  ADDITIONAL INFORMATION TO MAKE YOUR CONTRIBUTION

   To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who intends to make a purchase.

   What this means for you: to accept your contribution, we need your name, address, date of birth and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.

   Specify Citizenship:

   [ ] USA    [ ] Other_________________________

   _______________________________________________________   ___________________
   Occupation                         Annual Income          Federal Tax Bracket

   _________________________________
   Ages of Dependents

   ID Verification:

   [ ] US Driver's License     [ ] Green Card    [ ] Passport

   [ ] Other (please specify) ______________________________________

   ID Issuer:__________________________   ID reference no:___________________

   ID issue date:______________________   ID expiration date:________________

   Please send a photocopy of your ID.

   Net Worth (excluding value of primary residence):

        [ ] $0 - 9,999         [ ] $10,000 - 19,999   [ ] $20,000 - 39,999
        [ ] $40,000 - 69,999   [ ] $70,000 - 99,999   [ ]$100,000 - 249,999
        [ ] $250,000+

   Are you an associated person of a broker-dealer?   [ ]  Yes   [ ]  No

9  SIGNATURE OF ANNUITANT/OWNER

   NOTICE TO ANNUITANT/OWNER

   FLORIDA RESIDENTS ONLY Any person who knowingly and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

   ARKANSAS, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, OHIO, AND PENNSYLVANIA RESIDENTS ONLY Any person who knowingly and with intent to defraud any insurance company or other person files an


Form G.20396                             [Variable IRA Builder] Application Form
   application for insurance or submits a claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

   COLORADO RESIDENTS ONLY It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance of Regulatory Agencies.

   NEW JERSEY RESIDENTS ONLY Any person who includes any false or misleading information is subject to criminal and civil penalties.

   NEW MEXICO RESIDENTS ONLY Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

   OKLAHOMA RESIDENTS ONLY Any person who knowingly, and with the intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete, or misleading information is guilty of a felony.

   TENNESSEE RESIDENTS ONLY It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

   [I HEREBY REPRESENT MY ANSWERS TO THE ABOVE QUESTIONS TO BE CORRECT AND TRUE TO THE BEST OF MY KNOWLEDGE AND BELIEF. I UNDERSTAND THAT THIS ANNUITY ONLY PERMITS ONE WITHDRAWAL THAT MUST OCCUR DURING THE 60 DAYS FOLLOWING THE START OF INCOME ANNUITY PAYMENTS. A PARTIAL REDUCTION WILL BE APPLIED PROPORTIONATELY TO BOTH THE FIXED AND VARIABLE PAYMENT OPTIONS. WITHDRAWALS WILL NOT BE SUBJECT TO ANY SURRENDER CHARGE OR WITHDRAWAL PROCESSING FEES. IN ADDITION UPON THE DEATH OF THE OWNER PRIOR TO THE COMMENCEMENT OF INCOME ANNUITY PAYMENTS A SINGLE SUM PAYMENT, CALCULATED AS DESCRIBED IN THE CERTIFICATE, WILL BE PAID TO THE BENEFICIARY OF RECORD.]

   I UNDERSTAND THAT METROPOLITAN LIFE INSURANCE COMPANY DOES NOT GUARANTEE THE TAX CONSEQUENCES OF THE ANNUITY, AND I SHOULD CONSULT MY OWN TAX ADVISOR PRIOR TO PURCHASE OF THE ANNUITY AND PRIOR TO THE PURCHASE OR EXERCISE OF THE WITHDRAWAL OPTION.

_________________________________________   Date: ______________________________
Signature of Annuitant/Owner                             Month/Day/Year

   IF YOU HAVE ANY QUESTIONS ABOUT THE ANNUITY PRODUCT, YOU CAN CONTACT US AT 1-866-438-6477 BETWEEN THE HOURS OF 8:00 AM ET AND 6:00 PM ET, MONDAY THROUGH FRIDAY.

                       METROPOLITAN LIFE INSURANCE COMPANY
                                [200 Park Avenue
                               New York, NY 10166]


Form G.20396                             [Variable IRA Builder] Application Form